UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2026, Mohawk Industries, Inc. (the “Company”) entered into a New Credit Agreement (as defined hereafter), and, substantially contemporaneously therewith, the Company terminated all outstanding commitments and repaid all outstanding obligations under that certain Second Amended and Restated Credit Agreement, dated as of October 18, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof), among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swing line lender, and an L/C issuer, and the other lenders party thereto (the “Existing Credit Facility”). The Company refinanced the Existing Credit Facility by entering into a new credit agreement (the “New Credit Agreement”) by and among the Company and certain of its domestic and foreign subsidiaries, as borrowers (the “Borrowers”), certain lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as U.S. administrative agent and non-U.S. administrative agent (together, the “Administrative Agent”). The New Credit Agreement provides for unsecured revolving credit commitments in an initial aggregate amount of up to $1,500,000,000 that includes: (i) revolving credit loans up to the maximum amount available under the New Credit Facility (as defined hereafter), (ii) the issuance of letters of credit up to a $125,000,000 sublimit, and (iii) swingline loans in an initial aggregate amount up to $150,000,000, with an accordion feature pursuant to which the Borrowers may request to increase the revolving commitments by an additional aggregate amount of up to $600,000,000, subject to the satisfaction of certain conditions (collectively, the “New Credit Facility”). The proceeds of any borrowings under the New Credit Facility will be used to (a) refinance the Existing Credit Facility, (b) pay fees, commissions and expenses in connection with the transaction related to the New Credit Facility and (c) finance ongoing working capital requirements and other general corporate purposes.

The New Credit Facility is scheduled to mature on May 12, 2031 and the Company has the option to extend the maturity of the New Credit Facility up to two times for periods not exceeding five years from the then-scheduled maturity date. The Company can terminate and prepay the New Credit Facility at any time without payment of any termination or prepayment penalty (other than customary breakage costs).

The New Credit Facility is available in United States Dollars and in alternative currencies including Australian Dollars, Canadian Dollars, Euro and Sterling (each, an “Alternative Currency”). At the Company’s election, United States Dollars denominated revolving loans under the New Credit Facility bear interest at annual rates equal to (a) a forward-looking term rate based on the secured overnight financing rate for the applicable 1, 3, or 6-month interest period (“Term SOFR”), as selected by the Company, plus an applicable margin ranging from 0.750% per annum to 1.250% per annum, or (b) the highest of (i) the prime rate in effect on such date, (ii) the Federal funds effective rate in effect on such day plus 0.50%, and (iii) Term SOFR for a one month tenor in effect on such day plus 1.00% (“Base Rate”) plus an applicable margin ranging from 0.000% per annum to 0.250% per annum. Borrowings in Australian Dollars, Canadian Dollars and Euro bear interest at the Eurocurrency Rate (as defined in the New Credit Agreement), plus an applicable margin ranging from 0.750% per annum to 1.250% per annum. Borrowings in Sterling bear interest based on Daily Simple RFR (as defined in the New Credit Agreement), plus an applicable margin ranging from 0.750% per annum to 1.250% per annum. The Company will also pay a commitment fee to the lenders at a rate ranging from 0.055% per annum to 0.150% per annum. The applicable margins and the commitment fee are determined based on whichever of the Company’s Consolidated Net Leverage Ratio (as defined in the New Credit Agreement) or its senior unsecured debt rating (or if not available, corporate family rating) results in the lower applicable margins and commitment fee (with applicable margins and the commitment fee increasing as that ratio increases or those ratings decline, as applicable).

The obligations of the Company and its subsidiaries in respect of the New Credit Facility are unsecured.

All obligations of the several domestic borrowers are guaranteed by the other domestic borrowers party to the New Credit Agreement, and all obligations of the several foreign borrowers are guaranteed by the other foreign borrowers and all of the domestic borrowers party to the New Credit Agreement.

The New Credit Agreement includes certain affirmative and negative covenants that impose restrictions on the Company’s financial and business operations, including limitations on liens, indebtedness, fundamental changes, and changes in the nature of the Company’s business. Many of these limitations are subject to numerous exceptions. The Company is also required to maintain a Consolidated Interest Coverage Ratio (as defined in the New Credit Agreement) of at least 3.50 to 1.00 as of the last day of any fiscal quarter.

The New Credit Agreement also contains customary representations and warranties and events of default, subject to customary grace periods.

Upon the occurrence of certain events of default, the Administrative Agent may, and at the instruction of the Lenders will, among other remedies, suspend the commitments of the Lenders and any obligation of the letter of credit issuers to make letter of credit extensions, terminate the commitments of the Lenders and any obligation of the letter of credit issuer to make letter of credit extensions, and declare the outstanding loans and other obligations under the New Credit Facility immediately due and payable.

The foregoing description of the New Credit Facility and the New Credit Agreement does not purport to be completed and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement dated May 12, 2026, by and among Mohawk Industries, Inc., certain domestic and foreign subsidiaries of Mohawk Industries, Inc., as borrowers, certain lenders party thereto from time to time, and JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as U.S. administrative agent and non-U.S. administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date:	May 13, 2026	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel